Exhibit 24(a)






February 21, 2005

Tommy Chisholm and Wayne Boston

Dear Sirs:

         The Southern Company proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 2004 and
(2) the filing of Quarterly Reports on Form 10-Q during 2005 and any Current Reports on Form 8-K.

         The Southern Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

                                              Yours very truly,

                                              THE SOUTHERN COMPANY


                                              By  /s/David M. Ratcliffe
                                                   David M. Ratcliffe
                                            Chairman of the Board, President
                                               and Chief Executive Officer


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                                      - 2 -



________________________________                     /s/J. Neal Purcell
         Daniel P. Amos                                J. Neal Purcell

       /s/Dorrit J. Bern                           /s/David M. Ratcliffe
         Dorrit J. Bern                              David M. Ratcliffe



      /s/Francis S. Blake                           /s/Gerald J. St. Pe'
        Francis S. Blake                             Gerald J. St. Pe'



      /s/Thomas F. Chapman                       /s/G. Edison Holland, Jr.
       Thomas F. Chapman                           G. Edison Holland, Jr.



       /s/Bruce S. Gordon                           /s/Thomas A. Fanning
        Bruce S. Gordon                              Thomas A. Fanning



       /s/Donald M. James                            /s/Tommy Chisholm
        Donald M. James                                Tommy Chisholm



        /s/Zack T. Pate                              /s/W. Dean Hudson
          Zack T. Pate                                 W. Dean Hudson

Extract from minutes of meeting of the board of directors of The Southern
Company.

                               - - - - - - - - - -

          RESOLVED: That for the purpose of signing the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and Form 10-Q's and Form 8-K's during 2005 and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company, the members of its Board of Directors, and its officers, are authorized to give their several powers of attorney to Tommy Chisholm, and Wayne Boston.

                               - - - - - - - - - -

         The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on February 21, 2005, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated:  February 28, 2005                        THE SOUTHERN COMPANY


                                                 By /s/Tommy Chisholm
                                                     Tommy Chisholm
                                                       Secretary